Comparison of change in value of $10,000 investment in Dreyfus Smallcap Stock Index Fund and the
Standard & Poor's Small Cap 600 Index

EXHIBIT A:

             Dreyfus      Standard
             Smallcap     & Poor's
              Stock         Small
  PERIOD      Index        Cap 600
               Fund        Index *

  6/30/97     10,000       10,000
 10/31/97     11,120       11,116
 10/31/98     9,855         9,887
 10/31/99     11,024       11,077
 10/31/00     13,740       13,876
 10/31/01     12,786       12,982
 10/31/02     12,285       12,492





* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus S&P 500 Index Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                          Standard &
                          Poor's 500
             Dreyfus      Composite
              S&P 500        Stock
  PERIOD      Index         Price
               Fund         Index *

 10/31/92     10,000        10,000
 10/31/93     11,448        11,494
 10/31/94     11,807        11,939
 10/31/95     14,840        15,095
 10/31/96     18,314        18,733
 10/31/97     24,076        24,749
 10/31/98     29,214        30,191
 10/31/99     36,519        37,941
 10/31/00     38,528        40,252
 10/31/01     28,776        30,229
 10/31/02     24,306        25,661

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus International Stock Index Fund and the Morgan Stanley Capital International Europe, Australasia,
Far East Free Index

EXHIBIT A:

                              Morgan
                              Stanley
                              Capital
                           International
               Dreyfus        Europe,
            International  Australasia,
                Stock        Far East
   PERIOD       Index          Free
                Fund          Index *

  6/30/97      10,000         10,000
  10/31/97      9,016          9,154
  10/31/98      9,889         10,037
  10/31/99     12,151         12,330
  10/31/00     11,654         11,972
  10/31/01      8,712          8,988
  10/31/02      7,394          7,800

* Source: Lipper Inc.